Exhibit 99.1

POPPIN, INC. AND SUBSIDIARY
Consolidated Financial Statements
As of and for the nine months ended
September 30, 2020

Poppin, Inc. and Subsidiary
Table of Contents
September 30, 2020

Consolidated Financial Statements
Consolidated Balance Sheets (unaudited, except for December 31, 2019)	3
Consolidated Statement of Operations and Comprehensive Loss (unaudited)	4
Consolidated Statement of Changes in Stockholders' Equity (unaudited)	5
Consolidated Statement of Cash Flows (unaudited)	6
Notes to Consolidated Financial Statements	7-18

Poppin, Inc. and Subsidiary
Consolidated Balance Sheets
September 30, 2020 and December 31, 2019

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$2,358,301	$6,341,327
Restricted cash	800,000	300,000
Accounts receivable, net	3,861,984	4,455,932
Inventory, net	20,868,950	17,976,237
Prepaid expenses and other current assets	874,938	2,049,208
Total current assets	28,764,173	31,122,704

Property and Equipment, net	1,058,209	1,144,747
Intangible Assets, net	386,110	200,135
Security deposits and other assets	849,798	894,853
	$31,058,290	$33,362,439

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$6,263,529	$4,759,043
Accrued expenses and other current liabilities	3,272,917	9,108,380
Customer deposits	2,193,039	3,530,688
Current portion of term loan	583,333	583,333
Current portion of PPP loan	312,909	—
Line of credit	6,837,285	—
Total current liabilities	19,463,012	17,981,444

Term loan, net of current portion	2,416,667	2,416,667
PPP loan, net of current portion	2,190,366	—

Total liabilities	$24,070,045	$20,398,111

Stockholders’ Equity
Common stock, $.00001 par value, 82,000,000 shares authorized, 18,200,948 and 18,052,827
shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	181	181
Series A convertible preferred stock, $.00001 par value, 6,188,399 shares authorized,
6,177,989 shares issued and outstanding (Liquidation preference - $7,121,986)	62	62
Series B convertible preferred stock, $.00001 par value, 3,717,507 shares authorized,
3,700,007 shares issued and outstanding (Liquidation preference - $4,440,008)	37	37
Series C convertible preferred stock, $.00001 par value, 6,257,360 shares authorized,
issued and outstanding (Liquidation preference - $10,437,276)	63	63
Series D-1 preferred stock, $.00001 par value, 2,095,139 shares authorized,
issued and outstanding (Liquidation preference - $4,325,205)	22	22
Series AA preferred stock, $.00001 par value, 43,080,913 shares authorized,
42,725,913 issued and outstanding (Liquidation preference - $12,000,000)	427	427
Series BB-1 preferred stock, $.00001 par value, 29,656,099 shares authorized,
29,656,099 issued and outstanding (Liquidation preference - $10,169,373)	297	297
Series BB-2 preferred stock, $.00001 par value, 15,973,930 shares authorized,
13,726,882 issued and outstanding (Liquidation preference - $12,889,954)	137	137
Additional paid-in capital	97,492,102	97,209,541
Accumulated deficit	(88,792,140)	(82,399,314)
Accumulated other comprehensive loss	(27,297)	(161,480)
Stock subscription receivable	(1,685,645)	(1,685,645)
Total stockholders' equity	6,988,245	12,964,328
	$31,058,290	$33,362,439

The Notes to Consolidated Financial Statements are an integral part of these statements.
3

Poppin, Inc. and Subsidiary
Consolidated Statement of Operations and Comprehensive Loss
Nine Months Ended September 30, 2020 (unaudited)

Revenue
Product sales, net	$40,903,445
Service revenue and other	3,136,802
44,040,247

Cost of revenue	26,270,055

Gross profit	17,770,192

Expenses
Operating expenses	10,565,005
Sales, marketing, and fulfillment	10,488,041
Research and development	2,681,498
23,734,544

Loss from operations	(5,964,352)

Other income (expense)
Other	(53,995)
Interest expense	(374,479)
(428,474)

Net loss	(6,392,826)

Other comprehensive income (loss)
Foreign currency translation adjustment	134,183

Comprehensive loss	$(6,258,643)

The Notes to Consolidated Financial Statements are an integral part of these statements.
4

Poppin, Inc. and Subsidiary
Consolidated Statement of Changes in Stockholders’ Equity
Nine Months Ended September 30, 2020 (unaudited)

	Common Stock		Series A - BB-2 Preferred Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Stock Subscription Receivable	Total Stockholders’ Equity (Deficit)
	No. of Shares	Amount	No. of Shares	Amount
December 31, 2019	18,053,827	$181	104,339,389	$1,045	$97,209,541	$(82,399,314)	$(161,480)	$(1,685,645)	$12,964,328
Stock-based compensation expense	—	—	—	—	273,214	—	—	—	273,214
Exercise of options for common stock	147,121	—	—	—	9,347	—	—	—	9,347
Foreign currency translation adjustment	—	—	—	—	—	—	134,183	—	134,183
Net Loss	—	—	—	—	—	(6,392,826)	—	—	(6,392,826)
September 30, 2020	18,200,948	$181	104,339,389	$1,045	$97,492,102	$(88,792,140)	$(27,297)	$(1,685,645)	$6,988,245

The Notes to Consolidated Financial Statements are an integral part of these statements.
5

Poppin, Inc. and Subsidiary
Consolidated Statement of Cash Flows
Nine Months Ended September 30, 2020 (unaudited)

Operating activities
Net loss	$(6,392,826)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	434,615
Stock-based compensation expense	273,214
Accounts receivable	593,948
Inventory	(2,892,713)
Prepaid expenses and other current assets	1,174,270
Security deposits	45,055
Accounts payable	1,504,486
Accrued expenses	(5,835,463)
Customer deposits	(1,337,649)
Net cash used in operating activities	(12,433,063)

Investing activities
Purchases of property and equipment	(331,188)
Purchases of intangibles	(203,609)
Net cash used in investing activities	(534,797)

Financing activities
Proceeds from issuance of common stock upon exercise of options	9,347
Proceeds - line of credit	6,837,285
Proceeds - PPP loan	2,503,275
Net cash provided by financing activities	9,349,907

Effects of exchange rates on cash	134,927

Net change in cash, cash equivalents and restricted cash	(3,483,026)

Cash, cash equivalents and restricted cash
Beginning of period	6,641,327

End of period	$3,158,301
The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the accompanying balance sheet to amounts presented in this statement of cash flows:

Cash and cash equivalents	$2,358,301
Restricted cash	800,000
Total amount presented in statement of cash flows	$3,158,301

Supplemental disclosure of cash flow information
Cash paid for interest	$374,479

The Notes to Consolidated Financial Statements are an integral part of these statements.
6

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2020
1.Summary of Significant Accounting Policies
Nature of Business
Poppin, Inc. (“Poppin”) was incorporated on February 24, 2012 and is an online retailer and wholesaler of office supplies and office furniture that provides products to business customers and directly to consumers across the United States. The Company also provides customization of products that feature logos or graphics. The Company also has a subsidiary, Poppin Trading (Shenzhen) Co. Ltd. (“Poppin Trading”), formed in China to assist with the sourcing at external factories, which are utilized by Poppin, in assisting both the design and merchandise departments of retailers in the United States. Poppin owns 100% of the subsidiary (collectively, the “Company”).
On December 9, 2020 the Company was acquired by Kimball International Inc. (see note 12).
Basis of Presentation
The accompanying consolidated financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”).
Liquidity and Management’s Plan
The Company has incurred both recurring losses from operations and negative cash flows since its inception. For the nine months ended September 30, 2020, the Company incurred a net loss and used cash flows from operations of approximately $6,400,000 and $12,400,000, respectively. In addition, the Company has historically relied on outside financing to fund operations. Covid-19 has highly impacted the Company’s revenue and cash flow since the lockdown orders were issued in March 2020.
To mitigate the impact from COVID-19, the Company effected a 37% reduction in force and pay reductions on the remaining employees in early April 2020. The Company was eligible for the Small Business Association’s Payroll Protection Program (PPP) Loan and was approved and funded $2,503,275 on April 24, 2020. The Company has used all funds towards eligible expenses in 24 weeks. The Company applied for the PPP Forgiveness Application in October 2020 and is currently awaiting approval.
In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has evaluated these conditions and events and has concluded that the Company can continue as a going concern. However, on December 9, 2020 the Company was acquired by Kimball International Inc. The effects of the acquisition has resulted to the payoff and termination of both the Company’s term loan and revolving line of credit loan. Kimball International has healthy cash availability that will provide support for the Company’s continued sustainability.
Principles of Consolidation
The consolidated financial statements include the accounts of Poppin, Inc. and its 100% owned subsidiary, Poppin Trading (Shenzhen) Co. Ltd. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company had assets totaling approximately $199,386 outside of the United States as of September 30, 2020.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Significant estimates include depreciation and amortization, inventory reserves, reserves for sales returns, stock-based compensation expense, and warrant valuation. Actual results may differ from those estimates.
7

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2020
Cash and Cash Equivalents
The Company considers cash equivalents to be only those investments which are highly liquid, readily convertible to cash, and have a maturity date of ninety days or less from the date of purchase. The Company had $3,158,301 of cash equivalents as of September 30, 2020.
Restricted Cash
The Company has restricted cash of $800,000 and $300,000 as of September 30, 2020 and December 31, 2019, respectively, related to a standby letter of credits. The Company entered into this agreement with its financial institution with whom it has its line of credit with as part of the Company’s routine operations.
Foreign Currency Translation
Assets and liabilities of Poppin Trading (Shenzhen) Co. Ltd. are translated at the period end rates of exchange, and expenses are translated at the average rates of exchange for the period. Gains or losses resulting from translating foreign currency are reflected in foreign currency translation adjustments and are reported as a separate component of comprehensive income (loss) and included in accumulated other comprehensive loss in stockholders’ equity.
Accounts Receivable and Credit Policies
Accounts receivable are uncollateralized, non-interest bearing customer obligations due under normal trade terms. Management reviews individual customer account balances and determines delinquency based on each customer's agreed upon terms. Management does not charge interest on delinquent balances. The Company applies collections of accounts receivable to specific invoices in accordance with customer specifications, or if unspecified, to the oldest outstanding invoices. Management determined that there was no allowance for doubtful accounts required as of September 30, 2020 or December 31, 2019.
Inventory
Inventory is carried using the average cost method, using the first in-first out method. Inventory is valued at the lower of cost or market value. The Company reserves for obsolete, overstocked, and inactive inventory based on assumptions of future demand and current market conditions.
Revenue Recognition
The Company recognizes revenue in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 606, Revenue from Contracts with Customers ("Topic 606"). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In doing so, companies need to use more judgment and make more estimates than under prior guidance. Judgments include identifying performance obligations in the contract, estimating the amount of consideration to include in the transaction price, and allocating the transaction price to each performance obligation.
In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under its agreements, the Company performs the following steps (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations based on estimated selling prices; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.
A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in Topic 606. The Company's primary revenue stream is from product sales of office furniture
8

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2020
and supplies. The Company's performance obligations with regards to these streams are through: (i) fulfillment of sales orders, and; (ii) set up and installation of furniture and other products.
Revenue is recognized when a performance obligation is satisfied by transferring a promised good or service to a customer. A good or service is considered transferred when the customer obtains control, which is when the customer has the ability to direct the use of and/or obtain substantially all of the benefits of an asset. Revenues are recognized upon delivery and passing of the title for product sales. Revenue is recognized upon completion of installation for service/special handling revenue.
Payment for goods or services is typically due upon purchase. The Company does not enter into extended term arrangements with customers. The Company expenses the cost to obtain or fulfill a contract as incurred because the amortization period of the asset that the entity otherwise would have recognized is one year or less. The Company collects customer deposits for orders placed and recorded as a liability until the order is fulfilled and delivered to the customer. All performance obligations are satisfied at a point in time.
Property and Equipment
Property and equipment are carried at cost less depreciation and amortization. Depreciation of property and equipment is provided using the straight-line method at the following rates:

Description	Estimated Life (Years)
Furniture and fixtures	7
Office Equipment	5
Computer equipment	3
Product molds	3
Leasehold improvements	**
**Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.
Expenditures for major renewals and betterments that extend the useful lives of equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.
Intangible Assets
Costs incurred in relation to the Company's website include the development of software, website applications, infrastructure, and graphics, all of which reside on the website and are accessed by customers over the internet. A portion of these direct costs have been capitalized as website development costs with the majority being expensed as research and development costs. The capitalized costs are amortized using the straight-line method over a 3-year estimated useful life.
Intangible assets that have finite useful lives are amortized over the estimated useful life of the assets. The useful life of certain intangibles may be affected by their legal life, which for certain intangibles such as trademarks, may provide for renewals upon expiration. The Company evaluates the remaining useful life of an intangible asset that is being amortized each reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of the remaining life is changed, the remaining carrying amount of the intangible assets will be amortized prospectively over the revised remaining useful life.
Long-Lived Assets
Long-lived assets, such as property and equipment and purchased intangible assets are reviewed for impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of an asset group’s carrying amount to the future net
9

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2020
undiscounted cash flows which the asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.
The Company periodically evaluates whether current events or circumstances warrant adjustments to the carrying value or estimated useful lives of fixed assets in accordance with professional standards governing the accounting for the impairment or disposal of long-lived assets. No adjustments were recorded for the nine months ended September 30, 2020.
Income Taxes
Income taxes are accounted for in accordance with the provisions of FASB ASC Topic 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their tax basis. The differences are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amounts expected to be realized.
FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in the Company’s consolidated financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740-10 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure and transition. The Company had no uncertain tax positions at September 30, 2020. Further, there were no tax related interest or penalties included in the consolidated financial statements.
Cost of Revenue
The Company’s costs of revenue, which are expensed as incurred, are related to purchases of inventory, freight and delivery of the inventory, quality control and reserves for obsolete, overstocked, and inactive inventory.
Research and Development
Costs incurred for research and product development are expensed as incurred. Research and development costs consist primarily of payroll and related costs, and fees paid to consultants and outside service providers.
Advertising and Promotion Costs
Advertising and promotion costs, which are expensed as incurred, are associated with the direct marketing and promotion of the Company. Total advertising costs expensed amounted to approximately $3,320,000 for the nine months ended September 30, 2020 and are included in sales, marketing, and fulfillment costs on the accompanying statement of operations and comprehensive loss.
Shipping and Handling Costs
The Company classifies freight billed to customers as sales revenue and the related freight costs as cost of revenue. Total shipping and handling costs amounted to approximately $3,519,000 for the nine months ended September 30, 2020, and are included in cost of revenue on the accompanying statement of operations and comprehensive loss.
10

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2020
Stock-Based Compensation
Stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense, ratably over the service period of the award.
Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, volatility, dividend yield, and risk-free rates. The assumptions used in calculating the fair value of stock-based awards represent the Company's best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, its stock-based compensation expense could be materially different in the future. The Company elected to account for its graded vesting options on a straight-line basis over the requisite service period for the entire award. Forfeitures are recognized upon the occurrence of a forfeiture.
Leases
In February 2016, the FASB issued Accounting Standards Update ("ASU") 2016,02, Leases (“Topic 842”), and subsequent amendments to the initial guidance: ASU 2017-13, ASU 2018-10, ASU 2018-11, and ASU 2018-01 (collectively, “Topic 842”). Topic 842 requires companies to generally recognize on the balance sheet operating and financing lease liabilities and corresponding right-of-use assets. Topic 842 is effective for the Company beginning January 1, 2022, and earlier adoption is permitted. The Company is currently evaluating the impact of its pending adoption of Topic 842 on its consolidated financial statements. The Company expects to adopt this ASU after its acquisition with Kimball International, Inc.
2.Property and Equipment
Property and equipment, net consist of the following:

	September 30, 2020	December 31, 2019
	(unaudited)
Product molds	$1,659,922	$1,535,337
Computer equipment	779,606	751,682
Office equipment	44,681	39,673
Furniture and fixtures	2,240,914	2,173,396
Leasehold improvements	1,459,680	1,353,527
	6,184,803	5,853,615
Accumulated depreciation	(5,126,594)	(4,708,868)
	$1,058,209	$1,144,747
Depreciation expense was approximately $417,000 for the nine months ended September 30, 2020.

11

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2020
3.Intangible Assets
Intangible assets, net consist of the following:

	September 30, 2020	December 31, 2019
	(unaudited)
Website (a)	$122,070	$1,350,868
Patents (b)	281,119	200,160
Purchased Domains (b)	25,727	25,727
Trademark (b)	50,812	50,812
	479,728	1,627,567
Accumulated amortization	(93,618)	(1,427,432)
Intangible assets, net	$386,110	$200,135
The Company is amortizing the various intangible assets (a) over a three-year period and (b) over a fifteen-year period. Amortization expense related to these assets totaled approximately $18,000 for the nine months ended September 30, 2020.
The future estimated amortization for each of the years subsequent to September 30, 2020 is as follows:

2020	$3,299
2021	52,355
2022	52,355
2023	52,355
2024	52,078
Thereafter	173,668
$386,110
4.Inventory
Inventory consists solely of finished products. All inventories are held at a third-party distribution warehouse or are in-transit from outsourced production facilities.
Inventory, net consist of the following:

	September 30, 2020	December 31, 2019
	(unaudited)
Finished goods	$19,959,969	$14,198,948
Inventory in-transit	1,103,871	3,911,855
	21,063,840	18,110,803
Inventory reserve	(194,890)	(134,566)
Inventory, net	$20,868,950	$17,976,237

12

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2020
5.Commitments
The Company has lease commitments for office space located in New York, San Francisco and Santa Monica, California, Boston, Massachusetts, and Washington DC which expire July 2023, November 2022, July 2022, September 2023, and February 2024, respectively.
The future minimum lease payments relating to these commitments are approximately as follows:

2020	$503,306
2021	1,902,189
2022	1,735,534
2023	983,015
2024	41,200
$5,165,244
Rent expense for the nine months ended September 30, 2020 was approximately $1,621,000.
The Company utilizes a third-party warehouse to manage and store a portion of its inventory under an agreement. The Company’s monthly fee varies as it is determined by volume processed and shipped. Total warehousing expense approximated $2,050,000 for the nine months ended September 30, 2020. Future expenses relating to this agreement are not included in the schedule above due to their variable nature.
6.Concentrations and Contingencies
The Company periodically maintains cash balances in excess of the FDIC insurance limit of $250,000 in its financial institutions. The Company has had no losses related to their cash balances.
The Company had approximately 16% of total sales to three customers in 2020, which represented approximately 65% of total accounts receivable as of September 30, 2020.
During the nine months ended September 30, 2020, approximately 46% and 42% of purchases came from vendors located in China and Taiwan, respectively. These vendor sources may be subject to unpredictable changes and delays due to geopolitical issues.
7.Debt
Term Loan
As of December 31, 2019, the Company had an existing term loan of $3,000,000 with a maturity date of June 1, 2023. The Company shall continue to repay the term loan advance in thirty-six consecutive equal monthly installments of principal plus accrued interest commencing on February 1, 2021. As of September 30, 2020, the Company had a balance of $3,000,000 as it relates to this term loan.
Revolving Credit Line
The 2017 Revolving Credit Line had a credit limit of $3,000,000. The line matured in September 2018. In April 2018, the Company received an amendment and conditional waiver agreement from the lender due to noncompliance with certain financial covenants. The agreement amended its financial covenants and waived all existing defaults subject to the condition that the Company would consummate a capital raise of at least $7,000,000 by April 30, 2018. The Company achieved this through the issuance of convertible notes payable. In September 2018, the revolving credit line was amended to extend the maturity date to November 2018. In November 2018, the agreement was further amended to increase the credit limit to $6,000,000 and extend the maturity date to November 2019. On December 31, 2019, the agreement was amended a fourth time with a
13

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2020
credit limit of $11,000,000 maturing on December 31, 2020. As of September 30, 2020, the Company had a balance of $6,837,285 as it relates to this revolving loan.
The line bears interest at a rate of Prime plus 2% per annum, $217,300 interest incurred for the none months ended September 30, 2020
Relating to both the term loan and the revolving credit line, the Company is subject to certain financial covenants, including minimum quarterly EBITDA. The Company was in compliance with these covenants as of September 30, 2020.
Paycheck Protection Program (PPP) Loan
On April 24, 2020, the Company was approved by the Small Business Administration for a PPP Loan of $2,503,275. The loan has an interest rate of 1% and matures on April 23, 2022. The Company applied for PPP loan forgiveness in October 2020 and is awaiting on approval. If the loan is not forgiven, the Company shall repay the PPP loan principal plus accrued interest commencing on September 23, 2021. As of September 30, 2020, the Company had a balance of $2,503,275 as it relates to this PPP loan.
8.Stockholders' Equity
The authorized capital of the Company consists of 233,242,097 shares, of which consists of 130,000,000 of common shares with $0.00001 par value and 103,242,097 shares of preferred stock with $0.00001 par value, of which 6,188,399 are designated as Series A convertible preferred stock (“Series A”), 3,717,507 are designated as Series B convertible preferred stock (“Series B”), 6,257,360 are designated as Series C convertible preferred stock (“Series C”), 2,095,140 are designated as of Series D-1 convertible preferred stock (“Series D-1”), 43,080,913 are designated as Series AA preferred stock (“Series AA”), 29,656,099 are designated as Series BB-1 convertible preferred stock (“Series BB-1”), and 12,246,679 are designated as Series BB-2 convertible preferred stock (“Series BB-2”).
Common Stock
During 2020, 147,121 shares of common stock were issued upon the exercise of options for cash totaling $9,347.
Voting
The holders of preferred stock and common stock shall vote together and not as separate classes. Preferred shareholders are entitled to one vote for each share of common stock into which such preferred stock could then be converted and have voting rights and powers equal to the voting rights of the common stock. Each holder of shares of common stock is entitled to one vote for each share held.
Dividends
The holders of shares of Series A, Series B, Series C, Series D-1, Series AA, Series BB-1, and Series BB-2 convertible preferred stock are entitled to receive dividends, out of any assets legally available, prior and in preference to any declaration or payment of any dividend to common stock at the dividend rate specified for such shares of Series A, Series B, Series C, Series D-1, Series AA, Series BB-1, and Series BB-2 convertible preferred stock. The dividend rate shall mean $0.0922, $0.096, $0.1334, $0.1652, $0.02247, $0.07513, and $0.02743 per annum for each share of Series A, Series B, Series C, Series D-1, Series AA, Series BB-1, and Series BB-2 convertible preferred stock, respectively.
The right to receive dividends on shares of preferred stock is not cumulative. The holders of any dividend preference of any series of preferred stock may be waived, in whole or in part, by the consent or vote of the holders of a majority of the outstanding shares of such series.
14

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2020
After payment of such dividends, any additional dividends or distributions shall be distributed among all holders of common stock and preferred stock on a pro rata basis in proportion to the greatest whole number of shares of common stock which would be held by each such holder if all shares of preferred stock were converted at the then-effective conversion rate.
Liquidation
In the event of any liquidation, dissolution, or winding up of the Company (“Liquidation Event”), either voluntary or involuntary, the holders of preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock by reason of their ownership of such stock, an amount per share for each share of preferred stock held by them equal to the sum of (i) the liquidation preference specified for such share of preferred stock and (ii) all declared but unpaid dividends (if any) on such share of preferred stock, or such lesser amount as may be approved by the holders of a majority of the outstanding shares of preferred stock (voting together as a single class and on an as-converted basis).
If upon the liquidation, dissolution, or winding up of the Company, the assets of the Company legally available for distribution to the holders of the preferred stock are insufficient to permit the payment to such holders of the full amounts, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the preferred stock in proportion to the full amounts they would otherwise be entitled to. The liquidation preference for Series A, Series B, Series C, Series D-1, Series AA, Series BB-1, and Series BB-2 shares is $1.1528, $1.20, $1.668, $2.0644, $0.28086, $0.34291, and $0.93903 per share, respectively.
After the payment to the holders of preferred stock of the full preferential amounts specified above, the entire remaining assets of the Company legally available for distribution by the Company shall be distributed with equal priority and pro rata among the holders of the common stock in proportion to the number of shares of common stock held by them.
Shares of preferred stock are not entitled to be converted into shares of common stock in order to participate in any distribution, or series of distributions, as shares of common stock, without first foregoing participation in the distribution, or series of distributions, as shares of preferred stock. Each shareholder of a series of preferred stock shall be deemed to have converted (regardless of whether shares were actually converted) the shareholder’s shares of each series into shares of common stock immediately prior to the liquidation, dissolution, or winding up of the Company, if, as a result of an actual conversion, the shareholder would receive, in the aggregate, an amount greater than the amount that would be distributed to the shareholder if the shareholder did not convert such series of preferred stock into shares of common stock.
If any shareholder shall be deemed to have converted shares of preferred stock into common stock pursuant to this paragraph, then the shareholder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.
Conversion Rights
Each share of preferred stock is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the applicable original issue price for such Series by the applicable conversion price for such Series (“Conversion Rate”). The initial Conversion Rate per share for each Series of preferred stock shall be the original issue price applicable to such Series; provided, however, that the Conversion Price for the preferred stock shall be subject to adjustment for certain dilutive issuances, splits, and combinations as defined in the Articles of Organization.
The conversion price for Series A, Series B, Series C, Series D-1, and Series AA shares shall be $0.28086 per share. The conversion price for Series BB-1 and BB-2 shares shall be $0.34291 and $0.93903. As of December 31, 2019, convertible preferred stock can be converted into a total of 104,339,390 shares of common stock.
15

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2020
Each share of preferred stock shall automatically be converted into fully paid, non-assessable shares of common stock at the Conversion Rate at the time in effect for such Series of preferred stock immediately upon the earlier of (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933 provided that the aggregate gross proceeds to the Company are not less than $30,000,000 or (ii) upon the receipt by the Company of a written request for such conversion from the holders of a majority of the preferred stock then outstanding (voting as a single class and on an as-converted basis).
Protective Provisions
So long as the shares of Series A, Series B, Series C, Series D-1, Series AA, Series BB-1, and Series BB-2 convertible preferred stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations, or the like), the Company shall not take any of the following actions without the vote or written consent of the holders of a majority (on a fully liquidated basis) of the Company: (i) voluntarily liquidate or dissolve, (ii) amend, waive, or alter any provision of the Certificate of Incorporation or its bylaws, (iii) increase or decrease the total number of authorized shares of preferred or common stock, (iv) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the preferred stock with respect to the distribution of assets on the liquidation, dissolution, or winding up of the Company, the payment of dividends and rights of redemption, (v) authorize a merge, acquisition, or sale of substantially all of the assets, (vi) increase or decrease the size of the board of directors, or (vii) declare or pay any distribution of common shares prior to distribution to preferred shares.
9.Stock-Based Compensation Plan
The Company has a stock-based compensation plan (the “Plan”) for certain employees and officers.
Option terms are ten years, and options typically vest 1/48 each month after the respective vesting commencement date as set forth in each participant's grant agreement. As of September 30, 2020, the maximum number of shares available for issuance to participants under the Plan was 26,299,674.
The fair value of each option award is estimated on the date of the grant using the Black-Scholes option valuation model based on the assumptions noted in table below. The expected term of options represents the period that the Company's stock-based awards are expected to be outstanding.
The risk free interest rate for periods related to the expected life of the options is based on the U.S. Treasury yield curve in effect at the time of the grant. The expected volatility is based on volatilities noted by public companies that are similar to the Company. The expected dividend yield is zero, as the Company does not anticipate paying dividends in the near future.
Stock-based compensation expense recognized during the nine months ended September 30, 2020 was approximately $273,000. As of September 30, 2020, the total unrecognized stock-based compensation balance for unvested options was approximately $478,000, which is expected to be recognized ratably through October 2022.
The weighted average fair value of options granted during the nine months ended September 30, 2020 $0.06 per share.
16

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2020
The following valuation assumptions were used to determine stock-based compensation for the nine months ended September 30, 2020:

Expected term (in years)	7
Expected volatility	54.0%
Risk-free interest rate	0.45 - 1.56%
Dividend yield	-0-%
The following summarizes the Company's stock option plan and the activity:

	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Balance at January 1, 2020	7,481,351	$0.11	$935,061
Options granted	85,000	$0.19	$—
Options forfeited	(609,813)	$0.09	$—
Options exercised	(147,121)	$0.06	$11,839
Balance at September 30, 2020	6,809,417	$0.10	$410,046
Exercisable at September 30, 2020	5,732,233	$0.09	$399,932
10.Warrants
During 2019, the Company issued 393,457 warrants to purchase shares of common stock in connection with their debt agreement described in Note 8. The exercise price of the warrants is $0.233. The warrants expire 10 years after issuance and vest immediately.
In August 2016, the Company issued 205,000 warrants to purchase shares of Series AA convertible preferred stock, 175,000 warrants to purchase shares of Series B convertible preferred stock, and 104,098 warrants to purchase shares of Series A convertible preferred stock in connection with prior debt agreements. The exercise price of the warrants is $0.28086 for Series AA warrants, $3.00 for Series B warrants, and $2.88 for Series A warrants. The Series AA warrants expire 10 years after issuance and vested immediately. The Series B and Series A warrants expire 7 years after issuance and vested immediately.
The Company’s Series B were exercised in December 2020. The Company’s Series AA and Series BB warrants expire in August 2026 and September 2027, respectively.

17

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2020
11.Retirement Plan
Employees of the Company may participate in their professional employer organization’s (“PEO”) savings plan pursuant to Section 401(k) of the Internal Revenue Code, the Insperity 401(k) Plan (the “Plan”). Employees of the Company may participate in the Plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement. An employee becomes immediately eligible upon hire. An employee can elect to defer a percent of their eligible compensation subject to IRC limitations. During the nine months ended September 30, 2020, the Company matched 50% of employee contributions up to a maximum of 1% total compensation. During the nine months ended September 30, 2020 the Company contributed $98,000 to the Plan.
12.Subsequent Events
On December 9, 2020, the Company was acquired by Kimball International, Inc for approximately $110,000,000. Both Term Loan and Revolving Loan were paid in full during the acquisition, leaving the PPP Loan as the only existing loan.
The Company's Series B warrants were exercised during the Company’s acquisition in December 2020 (see note 10).
The Company has evaluated all known subsequent events through January 27, 2021, the date these consolidated financial statements were available to be issued, and has determined that, with exception of the matters noted above, no events have occurred requiring recognition or disclosure in these consolidated financial statements.
18

POPPIN, INC. AND SUBSIDIARY
Consolidated Financial Statements
December 31, 2019 and 2018
With Independent Auditor’s Report

Poppin, Inc. and Subsidiary
Table of Contents
December 31, 2019 and 2018

Independent Auditor's Report	1-2
Consolidated Financial Statements
Consolidated Balance Sheets	3
Consolidated Statements of Operations and Comprehensive Loss	4
Consolidated Statements of Changes in Stockholders' Equity (Deficit)	5
Consolidated Statements of Cash Flows	6-7
Notes to Consolidated Financial Statements	8-21
Supplementary Information
Consolidated Schedules of Cost of Revenue, Operating Expenses, Sales, Marketing and Fulfillment, and Research and Development	22

INDEPENDENT AUDITOR’S REPORT

To the Shareholders and Board of Directors,
Poppin, Inc. and Subsidiary:

We have audited the accompanying consolidated financial statements of Poppin, Inc. and Subsidiary, which comprise the consolidated balance sheet as of December 31, 2019, and the related consolidated statement of operations and comprehensive loss, changes in stockholders’ equity (deficit) and cash flow for the year then ended, and the related notes to consolidated financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Poppin, Inc. and Subsidiary as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information
Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidated schedules of cost of revenue, operating expenses, sales, marketing and fulfillment, and research and development are presented for purposes of additional analysis and are not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ WithumSmith+Brown, PC
WithumSmith+Brown, PC

March 16, 2020

Poppin, Inc. and Subsidiary
Consolidated Balance Sheets
December 31, 2019 and 2018

	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$6,341,327	$2,276,110
Restricted cash	300,000	—
Accounts receivable	4,455,932	5,436,646
Inventory, net	17,976,237	11,615,598
Prepaid expenses and other current assets	2,049,208	794,234
Total current assets	31,122,704	20,122,588

Property and Equipment, net	1,144,747	1,002,400
Intangible Assets, net	200,135	207,117
Security deposits and other assets	894,853	728,492
	$33,362,439	$22,060,597

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$4,759,043	$3,185,747
Accrued expenses and other current liabilities	9,108,380	4,167,631
Customer deposits	3,530,688	1,680,647
Current portion of term loan	583,333	1,000,000
Line of credit	—	4,950,664
Total current liabilities	17,981,444	14,984,689

Term loan, net of current portion	2,416,667	1,166,667
Convertible notes payable	—	10,141,691
Warrants at fair value	—	39,490

Total liabilities	$20,398,111	$26,332,537

Stockholders’ Equity (deficit)
Common stock, $.0001 par value, 82,000,000 shares authorized, 18,053,827 and
14,038,203 shares issued and outstanding as of December 31, 2019 and 2018, respectively	181	141
Series A convertible preferred stock, $.00001 par value, 6,188,399 shares authorized,
6,177,989 shares issued and outstanding (Liquidation preference - $7,121,986)	62	62
Series B convertible preferred stock, $.00001 par value, 3,717,507 shares authorized,
3,700,007 shares issued and outstanding (Liquidation preference - $4,440,008)	37	37
Series C convertible preferred stock, $.00001 par value, 6,257,360 shares authorized,
issued and outstanding (Liquidation preference - $10,437,276)	63	63
Series D-1 preferred stock, $.00001 par value, 2,095,139 shares authorized,
issued and outstanding (Liquidation preference - $4,325,205)	22	22
Series AA preferred stock, $.00001 par value, 43,080,913 shares authorized,
42,725,913 issued and outstanding (Liquidation preference - $12,000,000)	427	427
Series BB-1 preferred stock, $.00001 par value, 29,656,099 shares authorized,
29,656,099 issued and outstanding (Liquidation preference - $10,169,373)	297	—
Series BB-2 preferred stock, $.00001 par value, 15,973,930 shares authorized,
13,726,882 issued and outstanding (Liquidation preference - $12,889,954)	137	—
Additional paid-in capital	97,209,541	72,841,753
Accumulated deficit	(82,399,314)	(76,228,577)
Accumulated other comprehensive loss	(161,480)	(125,478)
Stock subscription receivable	(1,685,645)	(760,390)
Total stockholders' equity (deficit)	12,964,328	(4,271,940)
	$33,362,439	$22,060,597

The Notes to Consolidated Financial Statements are an integral part of these statements.

Poppin, Inc. and Subsidiary
Consolidated Statements of Operations and Comprehensive Loss
Years Ended December 31, 2019 and 2018

	2019	2018
Revenue
Product sales, net	$74,280,753	$58,167,182
Service revenue and other	5,822,628	3,970,234
	80,103,381	62,137,416

Cost of revenue	44,771,407	35,077,483

Gross profit	35,331,974	27,059,933

Expenses
Operating expenses	19,222,581	16,077,986
Sales, marketing, and fulfillment	19,790,609	15,376,168
Research and development	2,093,644	1,446,824
	41,106,834	32,900,978

Loss from operations	(5,774,860)	(5,841,045)

Other income (expense)
Other income (expense)	(34,357)	3,027
Gain on fair market value of warrants	—	24,720
Interest expense	(305,463)	(447,291)
	(339,820)	(419,544)

Net loss	(6,114,680)	(6,260,589)

Other comprehensive income (loss)
Foreign currency translation adjustment	(36,002)	31,836

Comprehensive loss	$(6,150,682)	$(6,228,753)

The Notes to Consolidated Financial Statements are an integral part of these statements.

Poppin, Inc. and Subsidiary
Consolidated Statements of Changes in Stockholders’ Equity (Deficit)
Years Ended December 31, 2019 and 2018

	Common Stock		Series A - BB-2 Preferred Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Stock Subscription Receivable	Total Stockholders’ Equity (Deficit)
	No. of Shares	Amount	No. of Shares	Amount
December 31, 2017	10,636,454	$107	60,956,408	$611	$72,415,500	$(69,967,988)	$(157,314)	$(523,868)	$1,767,048
Stock-based compensation expense	—	—	—	—	156,738	—	—	—	156,738
Issuance of common stock for notes receivable	2,786,142	28	—	—	236,494	—	—	(236,522)	—
Issuance of common stock for cash	615,607	6	—	—	33,021	—	—	—	33,027
Foreign currency translation adjustment	—	—	—	—	—	—	31,836	—	31,836
Net loss	—	—	—	—	—	(6,260,589)	—	—	(6,260,589)
December 31, 2018	14,038,203	141	60,956,408	611	72,841,753	(76,228,577)	(125,478)	(760,390)	(4,271,940)
Adjustment from adoption of ASU 2017-11	—	—	—	—	95,313	(56,057)	—	—	39,256
Stock-based compensation expense	—	—	—	—	270,459	—	—	—	270,459
Series BB-1 issuance - convertible notes	—	—	29,656,099	297	10,173,040	—	—	—	10,173,337
Series BB-2 issuance - cash proceeds, net of legal fees	—	—	13,726,882	137	12,840,966	—	—	—	12,841,103
Issuance of common stock for notes	3,966,760	40	—	—	925,215	—	—	(925,255)	—
Exercised options for common stock	48,864	—	—	—	4,222	—	—	—	4,222
Issuance of common stock warrants	—	—	—	—	58,573	—	—	—	58,573
Foreign currency translation adjustment	—	—	—	—	—	—	(36,002)	—	(36,002)
Net Loss	—	—	—	—	—	(6,114,680)	—	—	(6,114,680)
December 31, 2019	18,053,827	$181	104,339,389	$1,045	$97,209,541	$(82,399,314)	$(161,480)	$(1,685,645)	$12,964,328

The Notes to Consolidated Financial Statements are an integral part of these statements.

Poppin, Inc. and Subsidiary
Consolidated Statements of Cash Flows
Years Ended December 31, 2019 and 2018

	2019	2018
Operating activities
Net loss	$(6,114,680)	$(6,260,589)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	505,277	694,812
Accrued interest expense	31,646	141,642
Change in fair value of warrants	—	(24,720)
Stock-based compensation expense	270,459	156,738
Changes in operating assets and liabilities
Accounts receivable	980,714	(2,519,714)
Inventory	(6,360,639)	(3,016,148)
Prepaid expenses and other current assets	(1,255,087)	(474,467)
Security deposits	(166,987)	(126,323)
Accounts payable	1,573,342	(624,063)
Accrued expenses	4,941,648	1,379,073
Customer deposits	1,850,041	537,805
Net cash used in operating activities	(3,744,266)	(10,135,954)

Investing activities
Purchases of property and equipment	(631,780)	(624,598)
Purchases of intangibles	(9,670)	(13,915)
Net cash used in investing activities	(641,450)	(638,513)

Financing activities
Proceeds from issuance of Series BB-2 preferred stock, net of issuance costs	12,841,103	—
Proceeds from convertible notes payable	—	10,000,049
Proceeds from issuance of common stock and warrants	62,795	33,027
(Payment) proceeds - line of credit	(4,950,664)	2,950,664
(Payment) proceeds - term loan	833,333	(833,333)
Net cash provided by financing activities	8,786,567	12,150,407

Effects of exchange rates on cash	(35,634)	34,905

Net change in cash and cash equivalents	4,365,217	1,410,845

Cash and cash equivalents
Beginning of year	2,276,110	865,265

End of year	$6,641,327	$2,276,110
The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the accompanying balance sheets to amounts presented in these statements of cash flows:

Cash and cash equivalents	$6,341,327	$2,276,110
Restricted cash	300,000	—
Total amount presented in statement of cash flows	$6,641,327	$2,276,110

Supplemental disclosure of cash flow information
Cash paid for interest	$273,817	$305,649

The Notes to Consolidated Financial Statements are an integral part of these statements.

Poppin, Inc. and Subsidiary
Consolidated Statements of Cash Flows
Years Ended December 31, 2019 and 2018

Supplemental disclosure of non-cash financing activities
During the year ended December 31, 2019, the Company issued Series BB-1 preferred stock by converting $10,173,337 of convertible debt, $173,288 of which is accrued interest.
During the year ended December 31, 2019, 3,966,760 shares of common stock options were issued in exchange for stock subscription notes receivable totaling $925,255.
During the year ended December 31, 2018, 2,786,142 shares of common stock options were issued in exchange for stock subscription notes receivable totaling $236,522.

The Notes to Consolidated Financial Statements are an integral part of these statements.

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2019 and 2018

1.Summary of Significant Accounting Policies
Nature of Business
Poppin, Inc. (“Poppin”) was incorporated on February 24, 2012 and is an online retailer and wholesaler of office supplies and office furniture that provides products to business customers and directly to consumers across the United States. The Company also provides customization of products that feature logos or graphics. The Company also has a subsidiary, Poppin Trading (Shenzhen) Co. Ltd. (“Poppin Trading”), formed in China to assist with the sourcing at external factories, which are utilized by Poppin, in assisting both the design and merchandise departments of retailers in the United States. Poppin owns 100% of the subsidiary (collectively, the “Company”).
Basis of Presentation
The accompanying consolidated financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”).
Liquidity and Management’s Plan
The Company has incurred both recurring losses from operations and negative cash flows since its inception totaling approximately $5,800,000 and $3,700,000, respectively, for the year ended December 31, 2019. In addition, the Company has historically relied on outside financing to fund operations. The Company’s success will largely be determined by its ability to continue to increase revenue growth, which increased by $18.0 million, or 29%, from $62.1 million for the year ended December 31, 2018 to $80.1 million for the year ended December 31, 2019. Management projects continued revenue growth in 2020 that will enhance cash flow to fund operations.
The Company is expecting the combination of this projected increase in revenue and the availability in the line of credit to be sufficient to fund operations through at least March 31, 2021. The Company’s line of credit requires annual renewals and is currently scheduled to expire in December 2020. Management expects to renew the line of credit to expiration based on historical willingness of the lender. The Company will need to maintain compliance with the associated covenants stipulated by the lender and continue to operate within the expectations communicated to the lender in order for the line of credit to be renewed. As of December 31, 2019, the Company had $10.0 million available to borrow on its line of credit.
Principles of Consolidation
The consolidated financial statements include the accounts of Poppin, Inc. and its 100% owned subsidiary, Poppin Trading (Shenzhen) Co. Ltd. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company had assets totaling approximately $258,000 and $158,000 outside of the United States in 2019 and 2018, respectively.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Significant estimates include depreciation, inventory reserves, reserves for sales returns, the realization of accounts receivable, stock-based compensation expense, and warrant valuation. Actual results may differ from those estimates.
Cash and Cash Equivalents
The Company considers cash equivalents to be only those investments which are highly liquid, readily convertible to cash, and have a maturity date of ninety days or less from the date of purchase.

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2019 and 2018
Restricted Cash
The Company has restricted cash of $300,000 related to a standby letter of credit. The Company entered into this agreement with its financial institution with whom it has its line of credit with as part of the Company’s routine operations. In January 2020, the Company increased its restricted cash position to $800,000 (see Note 15).
Foreign Currency Translation
Assets and liabilities of Poppin Trading (Shenzhen) Co. Ltd. are translated at the period end rates of exchange, and expenses are translated at the average rates of exchange for the period. Gains or losses resulting from translating foreign currency are reflected in foreign currency translation adjustments and are reported as a separate component of comprehensive income (loss) and included in accumulated other comprehensive loss in stockholders’ equity (deficit).
Accounts Receivable and Credit Policies
Accounts receivable are uncollateralized, non-interest bearing customer obligations due under normal trade terms. Management reviews individual customer account balances and determines delinquency based on each customer's agreed upon terms. Management does not charge interest on delinquent balances. The Company applies collections of accounts receivable to specific invoices in accordance with customer specifications, or if unspecified, to the oldest outstanding invoices. Management determined that there was no allowance for doubtful accounts required as of December 31, 2019 and 2018.
Inventory
Inventory is carried using the average cost method, using the first in-first out method. Inventory is valued at the lower of cost or market value. The Company reserves for obsolete, overstocked, and inactive inventory based on assumptions of future demand and current market conditions.
Revenue Recognition
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). This new standard replaces all previous accounting guidance on this topic and eliminates all industry-specific guidance. The new revenue recognition guidance provides a unified model to determine how revenue is recognized. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In doing so, companies need to use more judgment and make more estimates than under prior guidance. Judgments include identifying performance obligations in the contract, estimating the amount of consideration to include in the transaction price, and allocating the transaction price to each performance obligation.
The Company adopted the requirements of the new guidance as of January 1, 2019, utilizing the full retrospective method of transition. Adoption of the new guidance resulted in no changes to previously reported figures nor the Company’s accounting policies for revenue recognition, trade and other receivables, contract costs, contract liabilities, and deferred costs.
In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under its agreements, the Company performs the following steps (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations based on estimated selling prices; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.
A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in Topic 606. The Company's primary revenue stream is from product sales of office furniture

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2019 and 2018
and supplies. The Company's performance obligations with regards to these streams are through: (i) fulfillment of sales orders, and; (ii) set up and installation of furniture and other products.
Revenue is recognized when a performance obligation is satisfied by transferring a promised good or service to a customer. A good or service is considered transferred when the customer obtains control, which is when the customer has the ability to direct the use of and/or obtain substantially all of the benefits of an asset. Revenues are recognized upon delivery and passing of the title for product sales. Revenue is recognized upon completion of installation for service/special handling revenue.
Payment for goods or services is typically due upon purchase. The Company does not enter into extended term arrangements with customers. The Company expenses the cost to obtain or fulfill a contract as incurred because the amortization period of the asset that the entity otherwise would have recognized is one year or less.
Property and Equipment
Property and equipment are carried at cost less depreciation and amortization. Depreciation of property and equipment is provided using the straight-line method at the following rates:

Description	Estimated Life (Years)
Furniture and fixtures	7
Office Equipment	5
Computer equipment	3
Product molds	3
Leasehold improvements	**
**Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.
Expenditures for major renewals and betterments that extend the useful lives of equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.
Intangible Assets
Costs incurred in relation to the Company's website include the development of software, website applications, infrastructure, and graphics, all of which reside on the website and are accessed by customers over the internet. A portion of these direct costs have been capitalized as website development costs with the majority being expensed as research and development costs. The capitalized costs are amortized using the straight-line method over a 3-year estimated useful life.
Intangible assets that have finite useful lives are amortized over the estimated useful life of the assets. The useful life of certain intangibles may be affected by their legal life, which for certain intangibles such as trademarks, may provide for renewals upon expiration. The Company evaluates the remaining useful life of an intangible asset that is being amortized each reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of the remaining life is changed, the remaining carrying amount of the intangible assets will be amortized prospectively over the revised remaining useful life.

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2019 and 2018
Long-Lived Assets
Long-lived assets, such as property and equipment and purchased intangible assets are reviewed for impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of an asset group’s carrying amount to the future net undiscounted cash flows which the asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.
The Company periodically evaluates whether current events or circumstances warrant adjustments to the carrying value or estimated useful lives of fixed assets in accordance with professional standards governing the accounting for the impairment or disposal of long-lived assets. No adjustments were recorded for the years ended December 31, 2019 and 2018.
Research and Development
Costs incurred for research and product development are expensed as incurred. Research and development costs consist primarily of payroll and related costs, and fees paid to consultants and outside service providers.
Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their tax basis. The differences are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amounts expected to be realized.
The pronouncement dealing with uncertain tax position clarifies the accounting for uncertainty in income taxes recognized in the Company’s consolidated financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The pronouncement also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure and transition. The Company had no uncertain tax positions at December 31, 2019. Further, there were no tax related interest or penalties included in the consolidated financial statements.
Cost of Revenue
The Company’s costs of revenue, which are expensed as incurred, are related to purchases of inventory, freight and delivery of the inventory, quality control and reserves for obsolete, overstocked, and inactive inventory.
Advertising and Promotion Costs
Advertising and promotion costs, which are expensed as incurred, are associated with the direct marketing and promotion of the Company. Total advertising costs expensed amounted to approximately $8,428,000 and $6,557,000 for the years ended December 31, 2019 and 2018, respectively, and are included in sales, marketing, and fulfillment costs.
Shipping and Handling Costs
The Company classifies freight billed to customers as sales revenue and the related freight costs as cost of revenue. Total shipping and handling costs amounted to approximately $6,370,000 and $5,361,000 for the years ended December 31, 2019 and 2018, respectively, and are included in cost of revenue.
Stock-Based Compensation
Stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense, ratably over the vesting period of the award. In addition, the pronouncement dealing

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2019 and 2018
with stock-based compensation requires additional accounting related to the income tax effects and disclosures regarding the cash flow effects resulting from stock-based payment arrangements.
Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, volatility, dividend yield, and risk-free rates. The assumptions used in calculating the fair value of stock-based awards represent the Company's best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, its stock-based compensation expense could be materially different in the future. The Company elected to account for its graded vesting options on a straight-line basis over the requisite service period for the entire award. Forfeitures are recognized upon the occurrence of a forfeiture.
Recently Adopted Accounting Standards
In November 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-18, Statement of Cash Flows: Restricted Cash (ASU 2016-18), which clarifies the classification and presentation of restricted cash in the statement of cash flows. ASU 2016-18 requires amounts generally described as restricted cash be included with cash when reconciling the beginning-of-period and end-of-period total amount shown on the statement of cash flows. The Company adopted ASU 2016-18 on January 1, 2019. The adoption of ASU 2016-18 had no impact on previously reported retained earnings.
In July 2017, the FASB issued ASU 2017-11, Earning Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815). Part I of this Update addresses the complexity of accounting for certain financial instruments with down round features. The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. These amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2019. The Company has elected to adopt the provisions of this ASU as of January 1, 2019 and has recorded an adjustment to opening retained earnings.
2.Property and Equipment
Property and equipment, net consist of the following at December 31:

	2019	2018
Product molds	$1,535,337	$1,345,812
Computer equipment	751,682	505,836
Office equipment	39,673	23,680
Furniture and fixtures	2,173,396	2,024,018
Leasehold improvements	1,353,527	1,315,211
	5,853,615	5,214,557
Accumulated depreciation	(4,708,868)	(4,212,157)
	$1,144,747	$1,002,400
Depreciation expense charged to operations was approximately $488,000 and $467,000 for the years ended
December 31, 2019 and 2018, respectively.

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2019 and 2018
3.Intangible Assets
Intangible assets, net consist of the following at December 31:

	2019	2018
Website (a)	$1,350,868	$1,350,868
Patents (b)	200,160	359,852
Purchased Domains (b)	25,727	17,507
Trademark (b)	50,812	50,812
	1,627,567	1,779,039
Accumulated amortization	(1,427,432)	(1,571,922)
Intangible assets, net	$200,135	$207,117
The Company is amortizing the various intangible assets (a) over a three-year period and (b) over a fifteen-year period. Amortization expense related to these assets totaled approximately $17,000 and $228,000 for the years ended December 31, 2019 and 2018, respectively..
The future estimated amortization for each of the years subsequent to December 31, 2019 is as follows:

2020	$19,171
2021	19,171
2022	19,171
2023	14,868
2024	13,426
Thereafter	114,328
$200,135
4.Inventory
Inventory consists solely of finished products. All inventories are held at a third-party distribution warehouse or are in-transit from outsourced production facilities.
Inventories consist of the following at December 31:

	2019	2018
Finished goods	$14,198,948	$9,765,984
Inventory in-transit	3,911,855	2,036,662
	18,110,803	11,802,646
Inventory reserve	(134,566)	(187,048)
Inventory, net	$17,976,237	$11,615,598

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2019 and 2018
5.Commitments
The Company has lease commitments for office space located in New York City, San Francisco and Santa Monica, California, Boston, Massachusetts, and Washington DC which expire July 2023, November 2022, July 2022, September 2023, and December 2023, respectively.
The future minimum lease payments relating to these commitments are approximately as follows:

2020	$2,013,224
2021	2,072,651
2022	1,986,828
2023	1,197,460
2024	133,308
$7,403,471
Rent expense for the years ended December 31, 2019 and 2018 was approximately $1,835,000 and $1,416,000, respectively.
The Company utilizes a third-party warehouse to manage and store a portion of its inventory under an agreement. The Company’s monthly fee varies as it is determined by volume processed and shipped. Total warehousing expense approximated $2,496,000 and $2,267,000 for the years ended December 31, 2019 and 2018, respectively. Future expenses relating to this agreement are not included in the schedule above due to their variable nature.
6.Concentrations and Contingencies
The Company periodically maintains cash balances in excess of the FDIC insurance limit of $250,000 in its financial institutions. The Company has had no losses related to these financial institutions.
The Company had approximately 17% of total sales to two customers in 2019, which represented approximately 66% of total accounts receivable as of December 31, 2019.
The Company had approximately 10% of total sales to one customer in 2018, which represented 21% of the Company’s accounts receivable balance as of December 31, 2018. One other customer had approximately 54% of total accounts receivable as of December 31, 2018.
During the year ended December 31, 2019, approximately 60%, 17%, and 16% of purchases came from vendors located in China, Hong Kong, and Taiwan, respectively. During the year ended December 31, 2018, approximately 58%, 24%, and 17% of purchases came from vendors located in China, Taiwan, and Hong Kong, respectively. These vendor sources may be subject to unpredictable changes and delays due to geopolitical issues.
The Company is evaluating its past and present state and local sales tax positions. To date, the Company has not identified any specific non-compliance. However, the process is ongoing, and management has not determined if this evaluation will have a material impact on the Company’s consolidated financial position or results of operations.

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2019 and 2018
7.Income Taxes
The Company’s deferred income tax assets consist of the following as of December 31, 2019:

	2019	2018
Deferred tax assets
Net operating loss carryforwards	$17,670,168	$16,846,857
Inventory reserve	35,945	50,394
Accrued expenses and other	1,380,603	645,936
Accumulated amortization	163,954	187,727
Accumulated depreciation	144,523	151,993
Tax credit carryforwards	360,526	345,654
	19,755,719	18,228,561
Valuation allowance	(19,755,719)	(18,228,561)
Net deferred tax assets	$—	$—
The Company has provided for a 100% valuation allowance as of December 31, 2019 on its deferred income tax assets as the realization of sufficient future taxable income during the expiration period of the net operating loss carryforwards is uncertain. As of December 31, 2019, the Company had approximately $60,111,000 in federal net operating loss carryforwards available to offset future taxable income that will begin to expire in 2032 and approximately $7,600,000 in federal net operating loss carryforwards available to offset future taxable income that have an indefinite life. The Company had approximately $50,500,000 in state net operating loss carryforwards available to offset future taxable income. Some of these net operating losses follow the Federal Tax Cuts and Job Acts and are indefinite life and others are definite life with various expiration dates.
8.Debt
In December 2019, the Company’s term loan and line of credit were renewed and amended, respectively. As part of the 2019 Loan and Security Agreement, 393,457 warrants exercisable into common stock were issued (see Note 13).
Term Loan
On December 31, 2019, the Company renewed the term loan for $3,000,000 and extended the maturity date to June 1, 2023. The Company shall continue to repay the term loan advance in thirty-six consecutive equal monthly installments of principal plus accrued interest commencing on June 1, 2020. As of December 31, 2019, the Company had a balance of $3,000,000 as it relates to this term loan.
Revolving Credit Line
The 2017 Revolving Credit Line had a credit limit of $3,000,000. The line matured in September 2018. In April 2018, the Company received an amendment and conditional waiver agreement from the lender due to noncompliance with certain financial covenants. The agreement amended its financial covenants and waived all existing defaults subject to the condition that the Company would consummate a capital raise of at least $7,000,000 by April 30, 2018. As described in Note 9, the Company achieved this through the issuance of convertible notes payable. In September 2018, the loan and security agreement was amended to extend the maturity date to November 2018. In November 2018, the agreement was further amended to increase the credit limit to $6,000,000 and extend the maturity date to November 2019. On December 31, 2019, the agreement was amended a fourth time with a credit limit of $11,000,000 maturing on December 31, 2020.

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2019 and 2018
The line bears interest at a rate of Prime plus 2% per annum (7.15% as of December 31, 2019). In addition, certain financial covenants were modified as a result of this amendment. As of December 31, 2019 and 2018, the Company had a balance of $0 and $4,950,664, respectively, as it relates to these credit lines.
Relating to both the term loan and the revolving credit line, the Company is subject to certain financial covenants, including minimum quarterly EBITDA as defined in the 2019 Loan and Security Agreement. The Company was in compliance with these covenants as of December 31, 2019.
9.Convertible Notes Payable
In February, March, and April 2018, the Company issued convertible promissory notes totaling $10,000,049 bearing interest at 1.81% per annum. As of December 31, 2018, the convertible notes payable balance consisted of principal outstanding of $10,000,049 and accrued interest of $141,642.
In February 2019, the Company converted promissory notes, which included the total principal and accrued interest, into Series BB-1 preferred shares. The total amount of convertible debt was $10,173,337, which included $173,288 of accrued interest. Upon conversion, the Company issued 29,656,099 shares of Series BB-1 preferred stock at $0.34291 price per share (see Note 11).
10.Stock Subscription Receivable
During 2019, the Company issued additional notes receivable to common stockholders in exchange for the issuance of 3,966,760 shares of common stock. These notes bear interest at a rate of 1.59% computed semi-annually and mature the earlier of (i) August 2026, (ii) sale or change of majority control of the Company, (iii) twelve months following the date of termination, or (iv) date the Company intends to file a registration statement with the Securities and Exchange Commission. The principal in the amount of approximately $925,000 is presented as a direct reduction of equity and accrued interest outstanding related to this note of $1,003 is included in security deposits and other assets in the consolidated balance sheet as of December 31, 2019.
During 2018, the Company issued additional notes receivable to common stockholders in exchange for the issuance of 2,786,142 shares of common stock. These notes bear interest at a rate of 2.86% computed semi-annually and mature the earlier of (i) August 2025, (ii) sale or change of majority control of the Company, (iii) twelve months following the date of termination, or (iv) date the Company intends to file a registration statement with the Securities and Exchange Commission. The principal in the amount of approximately $237,000 is presented as a direct reduction of equity and accrued interest outstanding related to this note of $6,117 is included in security deposits and other assets in the consolidated balance sheet as of December 31, 2018.
11.Stockholders' Equity (Deficit)
The authorized capital of the Company consists of 233,242,097 shares, of which consists of 130,000,000 of common shares with $0.00001 par value and 103,242,097 shares of preferred stock with $0.00001 par value, of which 6,188,399 are designated as Series A convertible preferred stock (“Series A”), 3,717,507 are designated as Series B convertible preferred stock (“Series B”), 6,257,360 are designated as Series C convertible preferred stock (“Series C”), 2,095,140 are designated as of Series D-1 convertible preferred stock (“Series D-1”), 43,080,913 are designated as Series AA preferred stock (“Series AA”), 29,656,099 are designated as Series BB-1 convertible preferred stock (“Series BB-1”), and 12,246,679 are designated as Series BB-2 convertible preferred stock (“Series BB-2”). All conversion and dividends rates were adjusted as a result of the reverse split.
Common Stock
During 2019, 48,864 shares of common stock were issued for cash totaling $4,222 and 3,966,760 shares of common stock were issued for notes receivable (see Note 10). During 2018, 615,607 shares of common stock were issued for cash totaling $33,027 and 2,786,142 shares of common stock were issued for notes receivable (see Note 10).

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2019 and 2018
Preferred Stock
During 2019, the Company issued 29,656,099 shares of Series BB-1 preferred stock due to convertible debt totaling $10,173,337, which included $173,288 of accrued interest (see Note 10). Additionally, the Company issued 13,726,882 shares of Series BB-2 preferred stock for cash proceeds of $12,840,966, net of legal fees incurred totaling $48,988.
Preferred stock consists of the following as of December 31:

	Balance 1/1/2018	2018 Activity	Balance 12/31/2018	2019 Activity	Balance 12/31/2019
Series A	$6,177,989	$—	$6,177,989	$—	$6,177,989
Series B	3,700,007	—	3,700,007	—	3,700,007
Series C	6,257,360	—	6,257,360	—	6,257,360
Series D-1	2,095,139	—	2,095,139	—	2,095,139
Series AA	42,725,913	—	42,725,913	—	42,725,913
Series BB-1	—	—	—	29,656,099	29,656,099
Series BB-2	—	—	—	13,726,882	13,726,882
Total number of shares	$60,956,408	$—	$60,956,408	$43,382,981	$104,339,389
Voting
The holders of preferred stock and common stock shall vote together and not as separate classes. Preferred shareholders are entitled to one vote for each share of common stock into which such preferred stock could then be converted and have voting rights and powers equal to the voting rights of the common stock. Each holder of shares of common stock is entitled to one vote for each share held.
Dividends
The holders of shares of Series A, Series B, Series C, Series D-1, Series AA, Series BB-1, and Series BB-2 convertible preferred stock are entitled to receive dividends, out of any assets legally available, prior and in preference to any declaration or payment of any dividend to common stock at the dividend rate specified for such shares of Series A, Series B, Series C, Series D-1, Series AA, Series BB-1, and Series BB-2 convertible preferred stock. The dividend rate shall mean $0.0922, $0.096, $0.1334, $0.1652, $0.02247, $0.07513, and $0.02743 per annum for each share of Series A, Series B, Series C, Series D-1, Series AA, Series BB-1, and Series BB-2 convertible preferred stock, respectively.
The right to receive dividends on shares of preferred stock is not cumulative. The holders of any dividend preference of any series of preferred stock may be waived, in whole or in part, by the consent or vote of the holders of a majority of the outstanding shares of such series.
After payment of such dividends, any additional dividends or distributions shall be distributed among all holders of common stock and preferred stock on a pro rata basis in proportion to the greatest whole number of shares of common stock which would be held by each such holder if all shares of preferred stock were converted at the then-effective conversion rate.
Liquidation
In the event of any liquidation, dissolution, or winding up of the Company (“Liquidation Event”), either voluntary or involuntary, the holders of preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock by reason of their ownership of such stock, an amount per share for each share of preferred stock held by them equal to the sum of (i) the liquidation preference specified for such share of preferred stock and (ii) all declared but unpaid dividends (if any) on such share of preferred stock, or such lesser amount as may be approved by the holders of a majority of the outstanding shares of preferred stock (voting together as a single class and on an as-converted basis).

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2019 and 2018
If upon the liquidation, dissolution, or winding up of the Company, the assets of the Company legally available for distribution to the holders of the preferred stock are insufficient to permit the payment to such holders of the full amounts, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the preferred stock in proportion to the full amounts they would otherwise be entitled to. The liquidation preference for Series A, Series B, Series C, Series D-1, Series AA, Series BB-1, and Series BB-2 shares is $1.1528, $1.20, $1.668, $2.0644, $0.28086, $0.34291, and $0.93903 per share, respectively.
After the payment to the holders of preferred stock of the full preferential amounts specified above, the entire remaining assets of the Company legally available for distribution by the Company shall be distributed with equal priority and pro rata among the holders of the common stock in proportion to the number of shares of common stock held by them.
Shares of preferred stock are not entitled to be converted into shares of common stock in order to participate in any distribution, or series of distributions, as shares of common stock, without first foregoing participation in the distribution, or series of distributions, as shares of preferred stock. Each shareholder of a series of preferred stock shall be deemed to have converted (regardless of whether shares were actually converted) the shareholder’s shares of each series into shares of common stock immediately prior to the liquidation, dissolution, or winding up of the Company, if, as a result of an actual conversion, the shareholder would receive, in the aggregate, an amount greater than the amount that would be distributed to the shareholder if the shareholder did not convert such series of preferred stock into shares of common stock.
If any shareholder shall be deemed to have converted shares of preferred stock into common stock pursuant to this paragraph, then the shareholder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.
Conversion Rights
Each share of preferred stock is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the applicable original issue price for such Series by the applicable conversion price for such Series (“Conversion Rate”). The initial Conversion Rate per share for each Series of preferred stock shall be the original issue price applicable to such Series; provided, however, that the Conversion Price for the preferred stock shall be subject to adjustment for certain dilutive issuances, splits, and combinations as defined in the Articles of Organization.
The conversion price for Series A, Series B, Series C, Series D-1, and Series AA shares shall be $0.28086 per share. The conversion price for Series BB-1 and BB-2 shares shall be $0.34291 and $0.93903. As of December 31, 2019, convertible preferred stock can be converted into a total of 104,339,390 shares of common stock.
Each share of preferred stock shall automatically be converted into fully paid, non-assessable shares of common stock at the Conversion Rate at the time in effect for such Series of preferred stock immediately upon the earlier of (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933 provided that the aggregate gross proceeds to the Company are not less than $30,000,000 or (ii) upon the receipt by the Company of a written request for such conversion from the holders of a majority of the preferred stock then outstanding (voting as a single class and on an as-converted basis).
Protective Provisions
So long as the shares of Series A, Series B, Series C, Series D-1, Series AA, Series BB-1, and Series BB-2 convertible preferred stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations, or the like), the Company shall not take any of the following actions without the vote or written consent of the holders of a majority (on a fully liquidated basis) of the Company: (i) voluntarily liquidate or dissolve, (ii) amend, waive, or alter any provision of the Certificate of Incorporation or its bylaws, (iii)

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2019 and 2018
increase or decrease the total number of authorized shares of preferred or common stock, (iv) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the preferred stock with respect to the distribution of assets on the liquidation, dissolution, or winding up of the Company, the payment of dividends and rights of redemption, (v) authorize a merge, acquisition, or sale of substantially all of the assets, (vi) increase or decrease the size of the board of directors, or (vii) declare or pay any distribution of common shares prior to distribution to preferred shares.
12.Stock-Based Compensation Plan
The Company has a stock-based compensation plan (the “Plan”) for certain employees and officers.
Option terms are ten years, and will vest 1/48 each month thereafter. As of December 31, 2019, the maximum number of shares available for issuance to participants under the Plan was 26,299,674.
The fair value of each option award is estimated on the date of the grant using the Black-Scholes option valuation model based on the assumptions noted in table below. The expected term of options represents the period that the Company's stock-based awards are expected to be outstanding.
The risk free interest rate for periods related to the expected life of the options is based on the U.S. Treasury yield curve in effect at the time of the grant. The expected volatility is based on volatilities noted by similar public companies. The expected dividend yield is zero, as the Company does not anticipate paying dividends in the near future.
Stock-based compensation expense recognized during the years ended December 31, 2019 and 2018 was approximately $270,000 and $157,000, respectively. As of December 31, 2019, the total unrecognized stock-based compensation balance for unvested options was approximately $748,000, which is expected to be recognized ratably through October 2022.
The weighted average fair value of options granted during the years ended December 31, 2019 and 2018 was $0.12 and $0.05 per share, respectively.
The following valuation assumptions were used to determine stock-based compensation for the years ended December 31, 2019 and 2018:

	2019	2018
Expected term (in years)	7	7
Expected volatility	53.40%	63.20%
Risk-free interest rate	1.49 - 1.67%	2.84 - 3.07%
Dividend yield	-0-%	-0-%
The following summarizes the Company’s stock option plan and the activity:

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2019 and 2018

	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Balance at January 1, 2019	5,650,118	$0.065	$132,254
Options granted	5,932,850	$0.230
Options forfeited	(85,993)	$0.110
Options exercised	(4,015,624)	$0.230	$11,900
Balance at December 31, 2019	7,481,351	$0.110	$935,061
Exercisable at December 31, 2019	4,446,722	$0.070	$741,658
13.Warrants
During 2019, the Company issued 393,457 warrants to purchase shares of common stock in connection with their debt agreement described in Note 8. The exercise price of the warrants is $0.233. The warrants expire 10 years after issuance and vest immediately.
Previously, the Company issued 205,000 warrants to purchase shares of Series AA convertible preferred stock, 175,000 warrants to purchase shares of Series B convertible preferred stock, and 104,098 warrants to purchase shares of Series A convertible preferred stock in connection with prior debt agreements. The exercise price of the warrants is $0.28086 for Series AA warrants, $3.00 for Series B warrants, and $2.88 for Series A warrants. The Series AA warrants expire 10 years after issuance and vested immediately. The Series B and Series A warrants expire 7 years after issuance and vested immediately.
The Company’s Series A expired in September 2019, and the Series B will expire in December 2020, unless they are exercised. The Company’s Series AA and Series BB warrants expire in August 2026 and September 2027, respectively.
The Company elected to adopt ASU 2017-11 (see Note 1) as of January 1, 2019, which changed the classification analysis of certain equity-linked financial instruments with down round features. The fair value of a financial instrument with a down round feature is now required to be classified as a component of stockholders’ equity, as opposed to a liability as it was previously required to be reported. In addition, this recorded fair value of the financial instrument is no longer to be subsequently remeasured. Accordingly, the Company has adjusted its current financial statements to properly reflect the provisions of this ASU.
The warrant liability has been eliminated from the Company’s balance sheet as of January 1, 2019. As of January 1, 2019, the fair value of the warrant liability amounted to $39,490. Accordingly, the Company adjusted its retained earnings and additional paid in capital as of January 1, 2019 by $56,057 and $95,313, respectively, in accordance with the provisions of this ASU.
14.Retirement Plan
Employees of the Company may participate in their professional employer organization’s (“PEO”) savings plan pursuant to Section 401(k) of the Internal Revenue Code, the Insperity 401(k) Plan (the “Plan”). Employees of the Company may participate in the Plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement. An employee becomes immediately eligible upon hire. An employee can elect to defer a percent of their eligible compensation subject to IRC limitations. During each of the years ended December 31, 2019 and 2018, the Company matched 50% of employee contributions up to a maximum of 1% total compensation. During the years ended December 31, 2019 and 2018, the Company contributed $99,815 and $70,724 to the Plan, respectively.

Poppin, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2019 and 2018
15.Subsequent Events
On January 9, 2020, the Company entered into a new letter of credit agreement for $500,000, increasing its total restricted cash to $800,000.
On February 19, 2020, the Company entered into an amendment to its Loan and Security Agreement with its financial institution, the purpose of which was to adjust the covenants required under the agreement through June 1, 2023, the date of maturity.
The Company has evaluated all known subsequent events through March 16, 2020, the date these consolidated financial statements were available to be issued, and has determined that, with exception of the matters noted above, no events have occurred requiring recognition or disclosure in these consolidated financial statements.

SUPPLEMENTARY INFORMATION

Poppin, Inc. and Subsidiary
Consolidated Schedules of Cost of Revenue, Operating Expenses, Sales, Marketing
and Fulfillment, and Research and Development
Years Ended December 31, 2019 and 2018

	2019	2018
Cost of revenue
Products, net	$42,594,105	$33,020,232
Freight and delivery	2,278,851	1,809,209
Other cost of revenue	(101,549)	248,042
	$44,771,407	$35,077,483

Operating expenses
Salaries, taxes and benefits	$9,970,329	$8,309,853
Technology expense	1,097,702	934,603
Legal and professional fees	1,223,438	990,965
Customer service center	1,291,410	877,004
Office expense and other	733,500	843,252
Service fees	403,753	335,057
Travel, meals and entertainment	1,459,693	1,170,089
Rental and occupancy expense	2,267,020	1,765,613
Stock-based compensation expense	270,459	156,738
Depreciation and amortization expense	505,277	694,812
	$19,222,581	$16,077,986

Sales, marketing and fulfillment
Advertising and promotion	$8,428,348	$6,557,456
Salaries, taxes and benefits	8,951,679	6,560,355
Selling expenses and other	1,832,439	1,587,729
Fulfillment and outbound shipping	578,143	670,628
	$19,790,609	$15,376,168

Research and development
Salaries, taxes and benefits	$1,152,043	$970,757
Product design and other	941,601	476,067
	$2,093,644	$1,446,824

See Independent Auditor’s Report
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